EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement of Stratabase.com on Form SB-2 of our Independent Auditor's Report, dated August 24, 2000, on the balance sheets of Stratabase.com as of June 30, 2000 and December 31, 1999, and the related statements of operations and comprehensive loss, changes in shareholders' equity, and cash flows for the periods ended June 30, 2000, December 31, 1999, and June 30, 1999.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.

Portland, Oregon                                    /s/  Moss Adams LLP
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September 8, 2000                                   Certified Public Accountants